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                                                                    EXHIBIT 99.1

                                                               November 14, 2001

                 TETRA TECH REPORTS FOURTH QUARTER 2001 RESULTS
                            AND ANNOUNCES STOCK SPLIT

NET REVENUE INCREASES 11.2%, NET INCOME INCREASES 25.6% AND EARNINGS PER SHARE INCREASE 21.8% OVER FOURTH QUARTER LAST FISCAL YEAR

PASADENA, CALIFORNIA. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended September 30, 2001 and that its board of directors has approved a 5-for-4 stock split (to be effected in the form of a 25% stock dividend).

Gross revenue for the quarter ended September 30, 2001 was $260.2 million, up 7.6% over gross revenue of $241.7 million for the same quarter last year. Net revenue for the quarter was $191.7 million, increasing 11.2% from $172.4 million for the same quarter last year. Operating income for the fourth quarter of 2001 was $26.3 million, or 16.0% more than the $22.6 million for the same period last year. Net income rose 25.6% to $14.7 million from $11.7 million for the same period last year. Diluted earnings per share rose to 34 cents from 28 cents for the previous year. For comparative purposes, excluded from fourth quarter 2000 results were benefits from reserve reversals of $1.2 million, or $0.7 million on an after-tax basis, and $2.4 million in income tax credits.

Gross revenue for fiscal year 2001 was $973.9 million, up 22.9% over gross revenue of $792.6 million for fiscal 2000. Net revenue for fiscal year 2001 was $730.1 million, up 22.5% over net revenue of $596.1 million for fiscal 2000. Operating income for fiscal year 2001 was $87.5 million, or 21.2% more than $72.2 million for fiscal 2000. Net income for fiscal year 2001 rose 24.7% to $47.2 million from $37.8 million for fiscal 2000. Diluted earnings per share for fiscal year 2001 were $1.09, compared to 91 cents for fiscal 2000. For comparative purposes, excluded from fiscal 2000 results were benefits from reserve reversals of $2.0 million, or $1.2 million on an after-tax basis, and $1.5 million in income tax credits.

For comparative purposes, excluded from the fiscal year 2001 results was a special charge of $38.3 million relating to Metricom's filing for protection under Chapter 11 of the U.S. Bankruptcy Code and the favorable impact of $7.0 million in income tax credits for prior years, both of which were previously announced. The special charge and tax credits resulted in a net reduction in net income for the fiscal year of $16.3 million, or 38 cents per share on a diluted basis.

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Summary of Financial Results (excluding special charge, reserve reversals and tax credits)


                                      FOURTH QUARTER ENDED                        FISCAL YEAR ENDED
                                      SEPT. 30, 2001        OCT. 1, 2000          SEPT. 30, 2001        OCT. 1, 2000
                                      --------------        ------------          --------------        ------------
Gross Revenue                         $260,175,000          $241,725,000          $973,944,000          $792,578,000
Net Revenue                           191,720,000           172,400,000           730,064,000           596,121,000
Operating Income                      26,251,000            22,622,000            87,542,000            72,244,000
Net Income                            14,750,000            11,748,000            47,160,000            37,825,000
EPS - Basic                           0.35                  0.30                  1.16                  0.97
EPS - Diluted                         0.34                  0.28                  1.09                  0.91
Basic Shares Outstanding              41,639,000            39,721,000            40,751,000            39,003,000
Diluted Shares Outstanding            43,893,000            42,590,000            43,333,000            41,602,000

Net income for the quarter ended September 30, 2001 including the special charge and tax credits was $14.8 million, or 34 cents on a diluted basis. Net income for the quarter ended October 1, 2001, including the reserve reversal and tax credits was $14.8 million or 35 cents per share on a diluted basis.

The net income for the fiscal year ended September 30, 2001 including the special charge and tax credits was $30.8 million, or 71 cents per share on a diluted basis. The net income for the fiscal year ended October 1, 2000 including the reserve reversal and tax credits was $40.4 million, or 97 cents per share on a diluted basis.

In addition, Tetra Tech's board of directors has approved a 5-for-4 stock split, to be effected in the form of a 25% stock dividend, wherein one additional share of stock will be issued for each four shares outstanding. The record date for the stock split will be November 28, 2001, and the distribution date will be December 17, 2001. On a pro forma basis, giving effect to this 5-for-4 stock split, earnings per share on a diluted basis for the quarter ended September 30, 2001 would have been 27 cents compared to 22 cents for the same period last year, before the consideration of the prior year reserve reversals and tax credits, or 28 cents for both periods after consideration of these items. Additionally, earnings per share on a diluted basis would have been 87 cents for fiscal 2001 compared to 73 cents for fiscal 2000, excluding the special charge, tax credits and reserve reversals. Including these items, earnings per share on a diluted basis for fiscal 2001 would have been 57 cents compared to 78 cents for the previous fiscal year. The purpose of the stock split is to increase the Company's float of available stock and provide an opportunity to attract broader investor interest.

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of material corporate transactions which may be completed after the date of this release. The Business Outlook section should be read in conjunction with the information on "Forward-Looking Statements" at the end of this release.

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Tetra Tech expects diluted earnings per share for the first quarter of fiscal
2002 to be approximately 26 cents. Net revenue for the first quarter is expected to range from approximately $182 million to $190 million. For the fiscal year, Tetra Tech expects diluted earnings per share to range from approximately $1.30 to $1.35, and net revenue to range from approximately $920 million to $960 million.

Tetra Tech (www.tetratech.com) is a leading provider of specialized management consulting and technical services in three principal business areas: resource management, infrastructure and communications. The Company's clients include a diverse base of public and private sector organizations served by more than 7,000 employees located throughout the United States and internationally.

Investors will have the opportunity to listen to Tetra Tech's conference call to discuss its financial results over the Internet through Vcall's Web site, located at http://www.vcall.com on November 15, 2001 at 8:00 a.m. (PST).

CONTACT: Li-San Hwang, Chief Executive Officer or Mike Bieber, Investor Relations 626/351-4664

This news release contains various "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning Tetra Tech's fiscal 2002 financial and business prospects. The statements, which represent Tetra Tech's expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements. These include risks associated with its acquisition strategy; fluctuations in its quarterly operating results and stock price; management of its growth strategy; loss of key personnel or its inability to attract and retain qualified personnel; changes in existing laws and regulations; concentration of revenues from agencies of the Federal government and reductions in spending by these agencies; audit of its contracts with governmental agencies; credit risks associated with commercial clients; losses under fixed-price contracts or termination of contracts at the client's discretion; inability to find qualified subcontractors; competition in its industry; risks of professional and other liabilities; conflict of interest issues; foreign currency fluctuations; and other uncertainties or risks reported from time to time in Tetra Tech's reports to the Securities and Exchange Commission, including those under the heading "Risk Factors" in its Form 10-K for the fiscal year ended October 1, 2000 and in its Form 10-Q's for the fiscal quarters ended December 31, 2000, April 1, 2001 and July 1, 2001. Tetra Tech undertakes no duty to update the Forward-Looking Statements.